                         PRINCIPAL INVESTORS FUND, INC.
                   AMENDED AND RESTATED SUB-ADVISORY AGREEMENT
                     PARTNERS LARGECAP BLEND FUND SERIES AND
                     PARTNERS LARGECAP GROWTH FUND I SERIES

AGREEMENT executed as of the 1st day of August, 2005, by and between PRINCIPAL
MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called "the Manager"), and T. ROWE PRICE ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Maryland, (hereinafter called "the Sub-Advisor").

                              W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each Series of
Principal Investors Fund, Inc., (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the
"1940 Act"); and

WHEREAS, the Manager desires to retain the Sub-Advisor to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for each of the Series identified in
Appendix A hereto of the Fund (hereinafter called "the Series"), which the
Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

WHEREAS, The Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

     (a) Management Agreement (the "Management Agreement") with the Fund;

     (b) The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

     (c) The Fund's Articles of Incorporation and By-laws;

     (d) Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services provided by the Sub-Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

     1.  Appointment of Sub-Advisor

         In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in
         Section 2 below for investment and reinvestment of the securities and other assets of the Series, subject to the control and direction of the
         Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

     2. Obligations of and Services to be Provided by the Sub-Advisor

         (a)   Provide investment advisory services, including but not limited to research, advice and supervision for the Series.

         (b)   Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as economic conditions require, a recommended investment program for the Series consistent with the Series' investment objective and policies.

         (c)   Implement the approved investment program by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the
               provisions of the Fund's registration statement, Certificate of
               Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

         (d)   Maintain all or part of the Series' uninvested assets in
               short-term income producing instruments for such periods of time as shall be deemed reasonable and prudent by the Sub-Advisor, including, but not limited to, investments in T. Rowe Price
               Reserve Investment Fund or T. Rowe Price Government Reserve
               Investment Fund which are internal money market funds available for use only by clients of the Sub-Advisor for short-term
               investments.

         (e)   Instruct the Series' custodian to deliver for cash received, securities or other cash and/or securities instruments sold, exchanged, redeemed or otherwise disposed of from the Series, and to pay cash for securities or other cash and/or securities instruments delivered to the custodian and/or credited to the
               Series upon acquisition of the same for the Series.

         (f)   Vote proxies, exercise conversion or subscription rights, and respond to tender offers and other consent solicitations relating to the Series' investment securities in the manner in which the
               Sub-Advisor believes to be in the best interests of the Series provided such materials have been forwarded to the Sub-Advisor in a timely fashion by the Series' custodian, and shall review its proxy voting activities on a periodic basis with the Manager.
               Upon sixty (60) days' written notice to the Sub-Advisor, the
               Manager may withdraw the authority granted to the Sub-Advisor to vote proxies pursuant to this Section.

         (g)   Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are reasonably necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Series.

         (h)   Maintain, in connection with the Sub-Advisor's investment
               advisory services obligations, compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Series investment strategies and restrictions as stated in the Fund's prospectus and statement of additional information subject to receipt of such additional information as may be required from the Manager and provided in accordance with
               Section 12(d) of this Agreement.

         (i)   Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem
               appropriate in order to enable it to determine that the
               investment policies, procedures and approved investment program of the Series are being observed.

         (j)   Upon request, provide assistance and advice for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods
               established by the Fund's Board of Directors.

         (k)   Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and
               (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Series (excluding
               brokerage expenses and pricing and bookkeeping services).

          (l)  Open accounts with broker-dealers and future commission merchants
               ("broker-dealers"),   select   broker-dealers   to   effect   all
               transactions  for the  Series,  place all  necessary  orders with broker-dealers or issuers (including affiliated  broker-dealers),
               and  negotiate   commissions,   if  applicable.   To  the  extent
               consistent with  applicable law,  purchase or sell orders for the
               Series may be aggregated  with  contemporaneous  purchase or sell orders  of  other  clients  of the  Sub-Advisor.  In  such  event allocation of  securities  so sold or  purchased,  as well as the expenses  incurred  in  the  transaction,  will  be  made  by the
               Sub-Advisor  in the manner the  Sub-Advisor  considers  to be the most equitable and consistent  with its fiduciary  obligations to the Fund and to  other  clients.  The  Sub-Advisor  will,  at the request  of  the  Manager,  the  Fund  or  the  Fund's  Board  of
               Directors, provide quarterly brokerage allocation summary reports as specified in Rule 31a-1(b)(9) under the 1940 Act and a copy of our trade allocation  procedures which includes the basis for the allocation of any aggregated  trades.  The Sub-Advisor  shall use its best  efforts to obtain  execution  of  transactions  for the
               Series at prices  which are  advantageous  to the  Series  and at commission  rates that are reasonable in relation to the benefits received.  However, the Sub-Advisor may select brokers or dealers on the  basis  that they  provide  brokerage,  research  or other services or products to the Sub-Advisor. To the extent consistent with Section 28(e) of the  Securities  Exchange Act of 1934,  and
               with  applicable  law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the  amount of  commission  or  dealer  spread  another
               broker  or  dealer   would  have  charged  for   effecting   that
               transaction if the Sub-Advisor determines in good faith that such amount of  commission  is  reasonable in relation to the value of the brokerage and research  products and/or services  provided by such  broker or  dealer.  This  determination,  with  respect  to brokerage and research products and/or services, may be viewed in terms  of  either  that  particular  transaction  or the  overall responsibilities  which the  Sub-Advisor  and its affiliates have with respect to the Series as well as to accounts over which they exercise investment discretion. Not all such services or products need  be used by the  Sub-Advisor  in  managing  the  Series.  In addition,  joint repurchase or other accounts may not be utilized by the Series except to the extent  permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

          (m)  Maintain  all  accounts,  books and records  with  respect to the
               Series as are required of an  investment  advisor of a registered investment  company  pursuant  to the  1940  Act  and  Investment
               Advisor's Act of 1940 (the  "Investment  Advisor's Act"), and the
               rules thereunder,  and furnish the Fund and the Manager with such
               periodic  and  special   reports  as  the  Fund  or  Manager  may
               reasonably  request.  In compliance with the requirements of Rule
               31a-3 under the 1940 Act, the Sub-Advisor  hereby agrees that all records that it maintains  for the Series are the property of the
               Fund,  agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains  for the Account and that are  required to be  maintained  by Rule 31a-1 under the
               1940 Act, and further  agrees to  surrender  promptly to the Fund any records that it maintains  for the Series upon request by the
               Fund or the  Manager,  provided,  however,  the  Sub-Advisor  may
               retain  copies  of  such   records.   The   Sub-Advisor   has  no
               responsibility for the maintenance of Fund records except insofar as is directly related to the services provided to the Series.

         (n)   Observe and comply with Rule 17j-1 under the 1940 Act and the
               Sub-Advisor's Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Advisor's current Code of Ethics.
               Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor's Code of Ethics along with certification that the Sub-Advisor has implemented procedures for administering the Sub-Advisor's Code of Ethics.

         (o)   From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the
               Fund's Board of Directors at the Fund's principal place of business on such times as mutually agreeable to the parties to review the investments of the Series.

         (p)   Provide such information as is customarily provided by a
               sub-advisor and may be required for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the 1940 Act, the Investment Advisers
               Act, the Securities Act of 1933, as amended (the "Securities
               Act"), and any state securities laws, and any rule or regulation thereunder.

         (q)   Provide a copy of the Sub-Advisor's Form ADV and any material amendments thereto contemporaneously with the filing of such documents with the Securities and Exchange Commission or other regulatory agency.

     3.  Prohibited Conduct

         In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by
         Principal Life Insurance Company regarding transactions for the Fund in securities or other assets.

     4.  Obligations of the Manager

         During the term of this Agreement, the Manager shall furnish to the
         Sub-Advisor at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the name "T. Rowe Price" and any other names of the Sub-Advisor or its business or clients in any way, at a reasonable time prior to the use thereof, and the Manager shall not use any such materials if the
         Sub-Advisor reasonably objects in writing ten business days (or such other time as may be mutually agreed) after receipt thereof. The
         Manager shall ensure that materials prepared by employees or agents of the Manager or its affiliates that refer to the Sub-Advisor or its clients in any way are consistent with those materials previously approved by the Sub-Advisor as referenced in the preceding sentence.
         Upon termination of this Agreement for any reason, the Manager shall as soon as practicable cease and cause the Fund to cease all use of the name "T. Rowe Price."

     5.  Compensation

         As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Series, the Manager shall pay the compensation specified in Appendix A to this Agreement.

     6.  Services to Other Clients

         Nothing contained in this Agreement shall limit or restrict (i) the freedom of the Sub-Advisor, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of the Sub-Advisor, who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

     7.  Liability of Sub-Advisor

         Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment or mistake of law made in the good faith exercise of the Sub-Advisor's investment discretion in connection with selecting investments for the Series or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this
         Agreement and/or any insurance laws and rules, except for any errors, mistakes, or losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the
         Sub-Advisor or any of its directors, officers, employees, agents
         (excluding any broker-dealer selected by the Sub-Advisor), or affiliates.

     8.  Supplemental Arrangements

         The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this
         Agreement for the provision of certain personnel and facilities to the
         Sub-Advisor, subject to written notification to and approval of the
         Manager and, where required by applicable law, the Board of Directors of the Fund.

     9.  Regulation

         The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this
         Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

     10. Duration and Termination of This Agreement

         This Agreement shall become effective on the latest of (i) the date of its execution, (ii) the date of its approval by a majority of the Board of Directors of the Fund, including approval by the vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life Insurance Company or the
         Fund cast in person at a meeting called for the purpose of voting on such approval or (iii) if required by the 1940 Act, the date of its approval by a majority of the outstanding voting securities of the
         Series. It shall continue in effect thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance
         Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

         If the shareholders of the Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the
         1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Series pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Series during such period is in compliance with Rule 15a-4 under the 1940 Act.

         This Agreement may be terminated at any time, without the payment of any penalty, by approval of the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security")
         shall be applied.

     11. Amendment of this Agreement

         No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

         No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Series and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life
         Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval, and such amendment is signed by both parties.

     12. General Provisions

         (a)  Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in
              accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (b)  Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre-paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be
              Principal Financial Group, Des Moines, Iowa 50392-0200, and the
              address of the Sub-Advisor shall be T. Rowe Price Associates,
              Inc., 100 East Pratt Street, Baltimore, Maryland 21202, Attention:
              Henry H. Hopkins, Chief Legal Counsel.

         (c)  The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

              (1) the Sub-Advisor fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

              (2) the Sub-Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body,
                  involving the affairs of the Series.

         (d)  The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of the Series, cash requirements and cash available for investment in the Series, any applicable investment restrictions imposed by state insurance laws and regulations, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and
              responsibilities hereunder.

         (e)  This Agreement contains the entire understanding and agreement of the parties.

         (f)  All information and advice furnished by one party to the other party (including their respective agents, employees and
              representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be
              necessary to comply with applicable laws, rules and regulations, subpoenas or court orders. Without limiting the foregoing, the
              Manager acknowledges that the securities holdings of the Series constitute information of value to the Sub-Advisor, and agrees:
              (1) not to use for any purpose, other than for the Manager or the
              Series, or their agents, to supervise or monitor the Sub-Advisor, the holdings or other trading-related information of the Series;
              and (2) not to disclose the Series' holdings, except: (a) as required by applicable law or regulation; (b) as required by state or federal regulatory authorities; (c) to the Board of Directors of the Fund, counsel to the Board, counsel to the Fund, the administrator or any sub-administrator, the independent
              accountants and any other agent of the Fund; or (d) as otherwise agreed to by the parties hereto in writing. Further, the Manager agrees that information supplied by the Sub-Advisor, including approved lists, internal procedures, compliance procedures and any board materials, is valuable to the Sub-Advisor, and the Manager agrees not to disclose any of the information contained in such materials, except: (i) as required by applicable law or
              regulation; (ii) as required by state or federal regulatory authorities; (iii) to the Board of Directors of the Fund, counsel to the Board, counsel to the Fund, the administrator or any sub-administrator, the independent accountants and any other agent of the Fund; or (iv) as otherwise agreed to by the parties hereto in writing.

              Without limiting the foregoing, the Sub-Advisor agrees that any and all information that it obtains pursuant to this Sub-Advisory
              Agreement regarding the Manager or its customers including, but not limited to, approved lists, internal procedures, compliance procedures and any board materials, is valuable to the Manager and will be used exclusively to fulfill the Sub-Advisor's obligations hereunder, and will not be disclosed to any other party, including any affiliate of the Sub-Advisor or agent of the Series, except
              (i) as necessary for the Sub-Advisor to fulfill its obligations pursuant to this Sub-Advisory Agreement, (ii) as required by applicable law or regulation; (iii) as required by state or federal regulatory authorities; or (iv) as otherwise agreed to by the parties hereto in writing. Notwithstanding the foregoing, the
              Manager agrees that the Sub-Advisor may identify it or the Series as a client in promotional materials.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

                       PRINCIPAL MANAGEMENT CORPORATION

                          /s/Ernest H. Gillum
                       By ____________________________________________
                          Ernest H. Gillum, Vice President

                       T. ROWE PRICE ASSOCIATES, INC.

                          /s/Darrell N. Braman
                       By ____________________________________________
                          Darrell N. Braman, Vice President

                                   APPENDIX A

     The Sub-Advisor shall serve as investment sub-advisor for the Partners
LargeCap Blend Fund Series and Partners LargeCap Growth Fund I Series of the
Fund. The Manager will pay the Sub-Advisor, as full compensation for all services provided under this Agreement, a fee computed at an annual rate as follows (the "Sub-Advisor Percentage Fee"):

                          Partners LargeCap Blend Fund

    First $ 50,000,000 of Assets.......................  0.400%
    Next $200,000,000 of Assets........................  0.350%
    Next $350,000,000 of Assets........................  0.300%
    Next $400,000,000 of Assets........................  0.275%
    Assets above $1 billion............................  0.275% on all assets

                         Partners LargeCap Growth Fund I

   First $ 50,000,000 of Assets..........................  0.400%
   Next $250,000,000 of Assets...........................  0.375%
   Next $500,000,000 of Assets...........................  0.350%
   Assets above $1 billion...............................  0.350% on all assets

     The above fee schedule for the LargeCap Blend Series will be in place for the term of the Agreement. The above schedule for the Equity Growth Series will be in place for the period ending July 31, 2006. Thereafter, if the Equity
Growth Series has attained assets above $1 billion prior to July 31, 2006, and has maintained assets above $1 billion as of July 31, 2006, then the annual fee on all Equity Growth Series assets is 0.350% on all assets. If the Equity Growth
Series does not attain $1 billion in assets prior to July 31, 2006, the following fee schedule applies:

   First $ 50,000,000 of Assets...........................  0.400%
   Next $250,000,000 of Assets............................  0.375%
   Next $500,000,000 of Assets............................  0.350%
   Assets above $1 billion................................  0.350% on all assets

     In calculating the fee for a Series, assets of any unregistered separate account of Principal Life Insurance Company and any investment company sponsored by Principal Life Insurance Company to which the Sub-Advisor provides investment advisory services and which have the same investment mandate as the Series, will be combined (together, the "Aggregated Assets"). The fee charged for the assets in the Series shall be determined by calculating a fee on the value of the
Aggregated Assets using the above fee schedule and multiplying the aggregate fee by a fraction, the numerator of which is the amount of assets in the Series and the denominator of which is the amount of the Aggregated Assets.

     The Sub-Advisor Percentage Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Sub-Advisor on or before the fifth (5th) day of the next succeeding calendar month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described above and multiplying this product by the net assets of the Series as determined in accordance with the Series' prospectus and statement of additional information as of the close of business on the previous business day on which the Series was open for business. Each month, the Manager will provide the Sub-Advisor with a worksheet accompanying payment of the subadvisory fee that sets forth the computation of such subadvisory fee.

     If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.